                                                                     EXHIBIT 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                                               Amendment No. 1
                                                                       to
                                                              Option No.2001--11

                                 AMENDMENT NO. 1

                                       TO

                         OPTION TO PURCHASE COMMON STOCK

                                       OF

                                 STONEPATH GROUP

         Amendment No. 1 to Option No. 2001-11 between Stonepath Group, Inc. (the "Company") and Dennis L. Pelino ("Holder") as of October 18, 2001 (the "Effective Date").

Recitals:

         WHEREAS, the Company and the Holder are parties to an Option to Purchase Common Stock of Stonepath Group, Inc. No. 2001-11 dated June 21, 2001 (the "Option Agreement").

         WHEREAS, on the terms set forth below, the parties have agreed, as of the Effective Date noted above, to amend the terms of the Option Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties do hereby agree as follows:

         1. Amendment to the Option Agreement

         The parties agree to amend the Option Agreement in the manner set forth in this Agreement, with any and all such modifications to take place immediately upon the Effective Date of this Agreement.

         2. Adjustment to the Vesting Provisions.

         Section 2.3 of the Option Agreement shall be deleted in its entirety and shall no longer be of any force and effect. In its place shall be substituted the following provision:

                  "2.3 Vesting. The Options granted hereunder shall vest in the manner identified on Amendment No. 1 to Schedule A attached hereto."

         3. Definitions.

         Subsections (b), (c) and (d) of Section 2.5 shall be deleted in their entirety and shall no longer be of any force and effect. In their place shall be substituted the following provisions:

                  (b) "Disability" shall be defined as provided in the Holder's Employment Agreement with the Company dated June 21, 2001, or if such agreement is subsequently amended or modified, as the term is defined in any such amended or modified employment agreement.

                  (c) "For Cause" shall be defined as provided in the Holder's Employment Agreement with the Company dated June 21, 2001, as subsequently amended or modified.

                  (d) "Good Reason" shall be defined as provided in the Holder's Employment Agreement with the Company dated June 21, 2001, as subsequently amended or modified.

         4. Full Force and Effect.

         Except as modified herein, the remaining terms and conditions of the Option Agreement shall continue to remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date written below, to be effective as of October 18, 2001.

                                               STONEPATH GROUP, INC.

Dated:  December 1, 2001
                                               By:  /s/ Stephen M. Cohen
                                                    ----------------------------
                                                    Authorized Executive Officer


                                               HOLDER


Dated:  December 1, 2001                       /s/ Dennis Pelino
                                               ----------------------------
                                               DENNIS PELINO

                                 Amendment No. 1
                                       to
                                   Schedule A




1.       Optionee:         Dennis L. Pelino

2.       Grant Date:       June 21, 2001

3.       Option Termination Date:  June 21, 2011

4. Number of Shares of Common Stock covered by the Option: One Million Eight Hundred Thousand (1,800,000)

5.       Exercise Price:   $.82

6.       The Option shall vest in accordance with the following schedule:


         (a) Options to purchase six hundred thousand (600,000) shares shall vest on October 18, 2001 (the "First Vesting Date").

         (b) Options to purchase one million two hundred thousand (1,200,000) shares shall vest in the following manner:

                  (i) Options to purchase four hundred thousand (400,000) shares shall vest on October 18, 2002 (the "Second Vesting Date") provided Holder remains continuously employed by the Corporation at all times from the First Vesting Date through the Second Vesting Date; and, except as otherwise specifically provided for in the Option Agreement, Amendment No. 1 to the Option Agreement or the Plan, once Holder is no longer employed by the Corporation, for whatever reason, the Options that have not yet vested shall lapse, and Holder shall have no right, title or interest in and to any additional Options except those that last vested prior to the termination of his employment;

                  (ii) Options to purchase four hundred thousand (400,000) shares shall vest on October 18, 2003 (the "Third Vesting Date") provided Holder remains continuously employed by the Corporation at all times from the First Vesting Date through the Third Vesting Date; and, except as otherwise specifically provided for in the Option Agreement, Amendment No. 1 to the Option Agreement or the Plan, once Holder is no longer employed by the Corporation, for whatever reason, the Options that have not yet vested shall lapse, and Holder shall have no right, title or interest in and to any additional Options except those that last vested prior to the termination of his employment;

                  (iii) Options to purchase four hundred thousand (400,000) shares shall vest on October 18, 2004 (the "Fourth Vesting Date") provided Holder remains continuously employed by the Corporation at all times from the First Vesting Date through the Fourth Vesting Date; and, except as otherwise specifically provided for in the Option Agreement, Amendment No. 1 to the Option Agreement or the Plan, once Holder is no longer employed by the Corporation, for whatever reason, the Options that have not yet vested shall lapse, and Holder shall have no right, title or interest in and to any additional Options except those that last vested prior to the termination of his employment;

                  (iv) Notwithstanding the above, if during the Term of this Option the closing price of the Company's common shares, as listed on the principal exchange, market system or quotation system upon which such shares are regularly traded, exceeds $9.00 for each trading day for a period of nine (9) consecutive months, all of the remaining unvested Options will thereafter vest automatically vest at that time;

                  (v) In the event of a transaction described in Section 11.1 of the Option Agreement which causes a termination of the Options after expiration of the applicable notice period specified therein, that percentage of the remaining Options that have not yet vested through the date of such transaction shall vest concurrent with the transaction in accordance with the following schedule:


PER SHARE CONSIDERATION RECEIVED BY
STOCKHOLDERS IN THE TRANSACTION          PERCENTAGE OF REMAINING OPTIONS VESTING
-----------------------------------      ---------------------------------------
Below $5.00                                              -0-

$5.00 - $5.99                                            50%

$6.00 - $6.99                                            62.5%

$7.00 - $7.99                                            75%

$8.00 - $8.99                                            87.5%

$9.00 and above                                          100%


If the per share consideration payable to the stockholders in connection with any such transaction is payable other than in cash or marketable securities, then the value of such consideration shall be determined in good faith by the Administrator;

                  (vi) On whatever earlier dates as are permitted by the Corporation in its sole discretion; or

                  (vii) As otherwise provided for in the Plan.